June 12, 2000


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K, dated June 15, 2000 of Surgical Laser Technologies to be filed with the Securities and Exchange Commission and are in agreement with the statements made therein.

Very truly yours,

ARTHUR ANDERSEN LLP



By: /s/ Salvatore J. Buccieri
    ------------------------------------
    Salvatore J. Buccieri



Cc: Mr. Davis Woodward, Vice President, Finance & CFO,
    Surgical Laser Technologies